DISTRIBUTION AGREEMENT

     AGREEMENT made as of October 18, 2006 between OLD MUTUAL 2100 EMERGING MANAGERS FUND, L.L.C., a Delaware limited liability company (the "Fund"), and OLD MUTUAL INVESTMENT PARTNERS, a Delaware corporation (the "Distributor").

                                   WITNESSETH:

     WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), as a closed-end, non-diversified management investment company;

     WHEREAS, the Fund is authorized to issue limited liability company interests in the Fund ("Interests") pursuant to the Fund's registration statement on Form N-2, as it may be amended or supplemented from time to time (the "Registration Statement");

     WHEREAS, the Distributor is a securities firm engaged in the business of selling interests of investment companies either directly to purchasers or through other securities dealers; and

     WHEREAS, the Fund and the Distributor wish to enter into an agreement with each other with respect to the offering of the Fund's Interests.

     NOW THEREFORE, the parties agree as follows:

     Section 1. APPOINTMENT OF THE DISTRIBUTOR; OFFERING

             (a) Subject to the terms and conditions of this Agreement, the Fund hereby appoints the Distributor as its non-exclusive distributor in connection with the distribution of the Interests, and the Distributor hereby accepts such appointment.

             (b) The Distributor agrees to use its reasonable best efforts to offer and sell Interests to investors that the Distributor reasonably believes meet the eligibility requirements set forth in the Registration Statement.

             (c) Unless otherwise agreed by the parties hereto, 2100 Larch Lane LLC, the Fund's investment adviser (the "Investment Adviser"), or SEI Investments Global Funds Services, the Fund's administrator (the "Administrator") shall be responsible for reviewing each investor certificate ("Investor Certificate") to confirm that it has been completed in accordance with the instructions thereto. The Fund, the Investment Adviser or the Administrator, in its or their sole discretion, may return to the Distributor any Investor Certificate that is not completed to its or their satisfaction and the Fund shall be under no obligation to accept any Investor Certificate.

             (d) The Distributor acknowledges that Interests will be offered and sold only as set forth in the Registration Statement and the Fund's Limited Liability Company Agreement.

             (e) The Fund may suspend or terminate the offering of the Interests at any time as to specific classes of investors (if such separate classes are established), as to specific jurisdictions or otherwise. Upon notice to the Distributor of the terms of such suspension or termination, the Distributor shall suspend solicitation of purchases of Interests in accordance with such terms until the Fund notifies the Distributor that such solicitation may be resumed.

             (f) It is acknowledged and agreed that the Distributor is not obligated to sell any specific number of Interests or to purchase any Interests for its own account. The Fund shall be entitled to appoint additional distributors.

     Section 2. AGENCY. In offering Interests, the Distributor shall act solely as an agent of the Fund and not as principal.

     Section 3. DUTIES OF THE FUND

             (a) The Fund shall take, from time to time, but subject always to any necessary approval of the Board of Managers of the Fund or of the members of the Fund (the "Members"), all necessary action to fix the number of authorized Interests and such steps as may be necessary to register the same under the Securities Act of 1933, as amended (the "Securities Act"), to the end that there will be available for sale such number of Interests as the Distributor reasonably may be expected to sell.

             (b) For purposes of the offering of Interests, the Fund will furnish to the Distributor copies of the Registration Statement, including the prospectus contained therein, the Investor Certificate and any other documentation for use in the offering of Interests. Additional copies of such documents will be furnished to the Distributor at no cost to the Distributor in such numbers as reasonably requested. The Distributor is authorized to furnish to prospective investors only such information concerning the Fund and the offering as may be contained in the Registration Statement, the Fund's formation documents, or any other documents (including sales material), if approved by the Fund.

             (c) The Fund shall furnish to the Distributor copies of all financial statements of the Fund which the Distributor may reasonably request for use in connection with its duties hereunder, and this shall include, upon request by the Distributor, one certified copy of all financial statements prepared for the Fund by independent public accountants.

             (d) The Fund shall use its best efforts to qualify and maintain the qualification of the Interests for sale under the securities laws of such jurisdictions as the Distributor and the Fund may approve. Any such qualification may be withheld, terminated or withdrawn by the Fund at any time in its discretion. The expense of qualification and maintenance of qualification shall be borne by the Fund. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Fund in connection with such qualification.

             (e) The Fund will furnish, in reasonable quantities upon request by the Distributor, copies of annual and interim reports of the Fund.


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


             (f) The Fund will furnish the Distributor with such other documents as it may reasonably require, from time to time, for the purpose of enabling it to perform its duties as contemplated by this Agreement.

     Section 4. DUTIES OF THE DISTRIBUTOR

             (a) In addition to selling and marketing the Fund (as depicted in Section 1), the Distributor shall facilitate and assist in the provision by broker-dealers and other intermediaries of investor services ("Member Services") to Members that are customers of such broker-dealers and other intermediaries. Member Services refers principally to handling inquiries from Members regarding the Fund or their investments in the Fund.

             (b) The Distributor shall devote reasonable time and effort to its duties hereunder. The services of the Distributor to the Fund hereunder are not to be deemed exclusive and nothing herein contained shall prevent the Distributor from entering into like arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

             (c) In performing its duties hereunder, the Distributor shall use its best efforts in all respects to duly conform with the requirements of all applicable laws relating to the sale of securities.

             (d) The Distributor shall adopt and follow procedures, as approved by the officers of the Fund, for the confirmation of sales to investors and Selected Dealers (as defined below), the collection of amounts payable by investors and Selected Dealers on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the NASD, as such requirements may from time to time exist.

     Section 5. SELECTED DEALER AGREEMENTS

             (a) The Distributor shall have the right to enter into selected dealer agreements (substantially in the form included in SCHEDULE A) with the securities dealers listed in SCHEDULE B or such other securities dealers deemed by the Distributor to be well positioned to (i) sell Interests and (ii) provide, or arrange for the provision of, Member Services to Members ("Selected Dealers"); provided that the Distributor shall periodically inform the Fund's Board of Managers of its entrance into a selected dealer agreement. Interests sold to Selected Dealers shall be for resale by such dealers only. Notwithstanding the foregoing, the Distributor may enter into a selected dealer agreement that is materially different than the form included in SCHEDULE A so long as the Distributor receives the consent of the Fund's Board of Managers, including a majority of the managers who are not "interested persons," as such term is defined by the Investment Company Act, of the Fund.

             (b) Within the United States, the Distributor shall offer and sell Interests only to such Selected Dealers as are members in good standing of the NASD.


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


     Section 6. FEES

             (a) The Distributor is entitled to charge a sales load to each investor on the purchase price of its Interests of up to 2%. The specific amount of the sales load paid with respect to a Member is generally dependent on the size of the investment in the Fund. The sales load will be charged as a percentage of an investor's investment amount. The sales load will not constitute an investment made by the investor in the Fund. The sales load may be adjusted or waived at the sole discretion of the applicable Selected Dealer in consultation with the Fund, and is expected to be waived for the Adviser and its affiliates, including the directors, partners, principals, officers and employees of each of these entities, and employees of the Selected Dealers and certain of their affiliates.

             (b) As compensation for the sale and marketing of Interests as well as providing Member Services, the Fund will pay the Distributor a monthly fee at an annual rate of 0.90% of the net assets of the Fund as of the end of the month, after adjustment for any purchases and repurchases of Interests during the month, and will be due and payable in arrears within 30 business days after the end of such month (the "Marketing and Member Servicing Fee").

             (c) The Distributor may pay amounts pursuant to this Section 6 to any affiliated person of the Distributor if such affiliated person is a Selected Dealer.

             (d) In accordance with applicable NASD Conduct Rules, the Distributor shall cap the sale load it receives from investors at 2%. Further, parties understand and agree that, pursuant to limitations imposed by the NASD, no payments will be made to the Distributor under this Agreement to the extent payments made to the Distributor and selected dealers exceed, in the aggregate, 6% of the total proceeds proposed to be received by the Fund in respect of sales of Interests registered under the Fund's current registration statement on Form N-2 (the "Registration Statement"). Finally, parties understand and agree that, pursuant to limitations imposed by the NASD, no payments will be made to the Distributor and any other NASD member exceed, in the aggregate, 8% of the total proceeds proposed to be received by the Fund in respect of sales of Interests registered under the Fund's Registration Statement.

     Section 7. PAYMENT OF EXPENSES

             (a) The Fund shall bear all of its own costs and expenses, including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of any required registration statements under the Investment Company Act, and all amendments and supplements thereto, and in connection with any fees and expenses incurred with respect to any filings with the NASD and preparing and mailing annual and interim reports and proxy materials to members (including but not limited to the expense of setting in type any such registration statements, or interim reports or proxy materials).

             (b) The Fund shall bear any cost and expenses of qualification of the Interests for sale pursuant to this Agreement and, if necessary or advisable in connection therewith, of qualifying the Fund as a broker or dealer in such states of the United States or other jurisdictions as shall be selected by the Fund and the Distributor and the cost and expenses payable to each such state for continuing qualification therein until the Fund decides to discontinue such qualification.

             (c) The Distributor shall be responsible for any payments made to Selected Dealers as reimbursement for their expenses associated with payments of sales commissions to financial consultants. In addition, after the prospectuses and annual and interim reports have been prepared and set in type, the Distributor or its affiliates shall bear the costs and expenses of printing and distributing any copies thereof which are to be used in connection with the offering of Interests to Selected Dealers or investors pursuant to this Agreement. The Distributor shall bear the costs and expenses of preparing, printing and distributing any other literature used by the Distributor or furnished by it for use by Selected Dealers in connection with the offering of the Interests for sale to the public and any expenses of advertising incurred by the Distributor in connection with such offering.

     Section 8. INDEMNIFICATION

             (a) The Fund shall indemnify and hold harmless the Distributor and each person, if any, who controls the Distributor, against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith), as incurred, arising by reason of any person acquiring any Interests, which may be based upon the Securities Act, or on any other statute or at common law, on the ground that any registration statement or other offering materials, as from time to time amended and supplemented, or an annual or interim report to Members of the Fund, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund in connection therewith by or on behalf of the Distributor; PROVIDED, HOWEVER, that in no case
(i) is the indemnity of the Fund in favor of the Distributor and any such controlling persons to be deemed to protect the Distributor or any such controlling persons thereof against any liability to the Fund or its Members to which the Distributor or any such controlling persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their obligations and duties under this Agreement; or (ii) is the Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any such controlling persons, unless the Distributor or such controlling persons, as the case may be, shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim or claims that have been served upon the Distributor or such controlling persons (or after the Distributor or such controlling persons shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Fund will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Distributor, or such controlling person or persons of the Distributor. In the event the Fund elects to assume the defense of any such suit and retain such counsel, the Distributor, or such controlling person or persons of the Distributor, shall bear the fees and expenses, as incurred, of any additional counsel retained by them, but in case the Fund does not elect to assume the defense of any such suit, it will reimburse the Distributor, or such controlling person or persons of the Distributor, for the reasonable fees and expenses, as incurred, of any counsel retained by them. The Fund shall promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or Managers in connection with the issuance or sale of any of the Interests.

             (b) The Distributor shall indemnify and hold harmless the Fund and each of its Managers and officers and each person, if any, who controls the Fund against any loss, liability, claim, damage or expense, as incurred, described in the foregoing indemnity contained in subsection (a) of this Section 8 but only with respect to statements or omissions made in reliance upon, and in conformity with, information furnished to the Fund in writing by or on behalf of the Distributor for use in connection with the Registration Statement or other offering materials, as from time to time amended, or the annual or interim reports to Members. In case any action shall be brought against the Fund or any person so indemnified, in respect of which indemnity may be sought against the Distributor, the Distributor shall have the rights and duties given to the Fund, and the Fund and each person so indemnified shall have the rights and duties given to the Distributor by the provisions of subsection (a) of this Section 8.

     Section 9. DURATION AND TERMINATION OF THIS AGREEMENT

             (a) This Agreement shall become effective as of the date first above written and shall remain in force for two years thereafter and thereafter continue from year to year, but only so long as such continuance is specifically approved at least annually (i) by the Managers or by the vote of a majority of the outstanding voting securities of the Fund and (ii) by the vote of a majority of those Managers who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

             (b) This Agreement may be terminated at any time, without the payment of any penalty, by the Managers or by vote of a majority of the outstanding voting securities of the Fund, or by the Distributor, on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

             (c) The terms "vote of a majority of the outstanding voting securities," "assignment," and "interested person," when used in this Agreement, shall have the respective meanings specified in the Investment Company Act.

             (d) In the event the offering of Interests is terminated, the Distributor will not be entitled to unrecovered compensation (except for out-of-pocket expenses).

     Section 10. AMENDMENTS OF THIS AGREEMENT This Agreement may be amended by the parties only if such amendment is specifically approved (i) by the Managers or by the vote of a majority of outstanding voting securities of the Fund and
(ii) by the vote of a majority of those Managers who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

     Section 11. GOVERNING LAW The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect and the


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


applicable provisions of the Investment Company Act. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written. This Agreement may be executed by the parties hereto in any number of counterparts, all of which shall constitute one and the same instrument.



                                           OLD MUTUAL 2100 EMERGING MANAGERS
                                           FUND, L.L.C.



                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:


                                           OLD MUTUAL INVESTMENT PARTNERS



                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                   SCHEDULE A

                            SELECTED DEALER AGREEMENT


Ladies and Gentlemen:

             The undersigned distributor (the "Distributor" or "us" or "we"), which is a member firm of the National Association of Securities Dealers, Inc. ("NASD"), has an agreement with Old Mutual 2100 Emerging Managers Fund, L.L.C. (the "Fund"), pursuant to which it acts as the distributor for the sale of limited liability company interests in the Fund ("Interests") and facilitates and assists in the provision by broker-dealers and other intermediaries of personal investor services and account maintenance services. Capitalized terms not defined herein shall have the meaning ascribed to them in the Fund's prospectus, as amended or supplemented from time to time (the "Prospectus").

             The Fund is a closed-end registered management investment company established as a limited liability company under the laws of the State of Delaware. Interests are intended to be offered and sold by the Fund only to persons who are "accredited investors" as defined in Regulation D under the Securities Act of 1933, as amended (the "1933 Act"), and as described in the Prospectus. We have delivered or will deliver to the undersigned broker-dealer (the "Selling Dealer" or "you"), for delivery to prospective purchasers of Interests, copies of the Prospectus, the investor certification (the "Investor Certification"), the organizational documents and other relevant written information approved and furnished by the Fund for use by such prospective purchasers in connection with their purchase of Interests (collectively, the "Offering Documents").

             We hereby appoint you as a selling dealer with respect to the offering of Interests, and you hereby accept such appointment, upon the following terms and conditions:

     1. In making available Interests to your customers, you are acting as agent for your customers. You agree on a non-exclusive basis to use reasonable efforts to solicit and receive offers to purchase Interests upon the terms and conditions set forth in this Agreement and the Prospectus, provided that you shall have no obligation to offer or sell any Interests.

     2. Orders received from you will be accepted through us only at the public offering price applicable to each order, as set forth in the Prospectus. The procedure relating to the handling of orders shall be subject to the terms of this Agreement and instructions that we or the Fund shall forward from time to time to you. All orders are subject to acceptance or rejection by the Distributor or the Fund in the sole discretion of either, provided that, upon any such rejection the Distributor or the Fund, as the case may be, shall promptly advise you of such rejection. The minimum initial and subsequent purchase requirements are as set forth in the Prospectus.

     3. (a) You agree to provide the member services specified in ANNEX A to your customers who own Interests.

             (b) In connection with the offer and sale of Interests, we authorize you to collect and retain the upfront sales loads specified in ANNEX
B. Furthermore, we agree to pay you the upfront payment for initial purchases of Interests and the annual marketing and member servicing fees as specified in ANNEX B; provided, however, that in respect of the payment of marketing and member


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


servicing fees, in no event shall we be required to pay any amounts in excess of: (i) the marketing and member servicing fees actually paid by the Fund to us; and (ii) the NASD cap described in ANNEX B and in the Prospectus. Furthermore, beginning on the first month in which your customer ceases to hold Interests, you shall no longer be entitled to any marketing and member servicing fees in respect of such Interests. If there is any conflict between a term of ANNEX B and a term of the Prospectus, the term of the Prospectus shall prevail. We represent that there is currently no conflict between a term of ANNEX B and a term of the Prospectus. We agree to advise you of, and to provide you with copies of, any amendments or supplements or additions to the Offering Documents reasonably in advance of the filing (if applicable) or first use thereof.

     4. (a) You agree that any Interests shall be offered and sold only in accordance with the terms and conditions set forth in this Agreement and each of the Offering Documents.

             (b) You will only: (1) submit Investor Certifications to us on behalf of prospective investors who you have determined, after reasonable inquiry, to be "accredited investors" as defined in Regulation D under the 1933 Act; and (2) solicit and receive offers to purchase Interests (i) only in the jurisdictions in which you and your employees maintain all licenses and registrations necessary under applicable law and regulations (including the rules of the NASD) to provide the services required to be provided by you under this Agreement and (ii) in compliance with applicable state securities or Blue Sky laws. You shall comply with all applicable laws, rules or regulations in connection with your activities under this Agreement.

             (c) You agree that: (1) you will keep records (and make them available to us promptly upon request) of the information you relied on in concluding that a prospective investor in the Fund is an "accredited investor"; and (2) you will prohibit the use of offering materials for distribution to or use by prospective purchasers of Interests, other than the Offering Documents furnished by the Fund unless you have obtained our prior written consent, which consent shall not be unreasonably withheld.

             (d) You shall not place orders for any Interests unless you have already received orders for such Interests from your customers: (1) at the applicable public offering price and subject to the terms of this Agreement, and the Prospectus; and (2) who you reasonably believe meet all requirements to be eligible to purchase Interests at the time the order is submitted.

             (e) You represent that in transmitting any order for Interests that the prospective investor for whom you transmit the order has signed the Investor Certification and that you have determined that the Interest is a suitable investment for the prospective investor.

             (f) You agree to deliver to each of your customers making purchases a copy of the then current Prospectus prior to the time of offering or sale. Except to the extent sent directly to investors by the Fund and subject to receipt of such material from Distributor, you agree thereafter to deliver to such investors copies of the annual and interim reports, and proxy solicitation and tender offer materials of the Fund. You further agree in connection with any proxy solicitation, to use reasonable best efforts to obtain proxies from such purchasers and forward such proxies to the Fund. Copies of the Offering Documents, as amended or supplemented from time to time, annual or interim reports, and proxy solicitation and tender offer materials of the Fund will be supplied to you in reasonable quantities upon your request and at the Fund's expense.

             (g) You agree, represent and warrant that, as of the date hereof and for so long as this Agreement is in effect: (1) you are a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and a member in good standing with the NASD. You agree to notify us promptly if you cease to be registered or licensed as a broker or dealer, or fail to be a member in good standing of the NASD; (2) you are duly authorized to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by you and constitutes your legal, valid and binding agreement enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, and by general principles of equity; (3) neither the execution and delivery by you, nor the performance by you of your obligations under this Agreement will contravene any provision of applicable law or your certificate of formation or any agreement or other instrument binding on you that is material to you or any judgment, order or decree of any governmental body, agency or court having jurisdiction over you and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by you of your obligations under this Agreement, except such as may be required by the securities or "blue sky" laws of the various States in connection with the offer and sale of the Interests; (4) you have been duly formed and are validly existing as a __________________ in good standing under the laws of the State of _____________ with power and authority to own your properties and conduct your business and to enter into and perform your obligations under this Agreement; (5) in connection with the offer, sale, or tender of Interests, you shall be the broker of record for such transactions between the Fund and your customers and you shall comply with all applicable interpretations and guidance from the NASD and with all the applicable Federal and State securities laws, including without limitation, suitability, know your client, anti-money laundering, prospectus delivery, furnishing confirmations pursuant to Rule 10b-10 under the 1934 Act, and providing applicable point of sale disclosure to investors concerning the amount of all compensation received or to be received by you in connection with the sale of Interests; and (6) you agree to promptly advise the Distributor if you receive notice of any investor legal complaint, litigation initiated, or communication by a regulatory authority which relates to the Fund or to a transaction in Interests by you on behalf of an investor, and you agree to provide us information and documentation thereon as we may reasonably request, subject to confidentiality obligations and proprietary rights.

             (h) You agree to notify us promptly if you are not now a member of the Securities Investor Protection Corporation or its successor ("SIPC"), or if at any time during the term of this Agreement you cease being a member of SIPC.

             (i) You hereby certify that you have established and maintain an anti-money laundering ("AML") program that includes written policies, procedures and internal controls reasonably designed to identify your clients and have undertaken appropriate due diligence efforts to "know your customers" in accordance with all applicable anti-money laundering regulations in your jurisdiction including, where applicable, the USA PATRIOT Act of 2001 (the "Patriot Act"). You represent and warrant that any money contributed to the Fund by or on behalf of an investor introduced by you, will not be directly or indirectly derived from activities that may contravene U.S. federal, state and international laws and regulations including anti-money laundering laws and that any investor introduced to the Fund by you shall not be a person or entity listed in Executive Order 13224, Blocking Terrorist Property And Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, or the Annex thereto, as published at http://www.treas.gov/terrorism.html. You further confirm that you will monitor for suspicious activity in accordance with the requirements of the Patriot Act. You agree to provide us with such information as we may reasonably request, including but not limited to the filling out of questionnaires, attestations and other documents, to enable us to fulfill our obligations under the Patriot Act, if any, and, upon our request. Upon filing a Section 314 notice you agree to forward a copy to us, and further agree to comply with all applicable requirements under the Patriot Act and applicable implementing regulations concerning the use, disclosure, and security of any information that is shared.

             (j) You acknowledge that we are subject to the privacy regulations under Title V of the Gramm-Leach-Bliley Act, 15 U.S.C. ss. 6801 et seq., pursuant to which regulations we are required to obtain certain undertakings from you with regard to the privacy, use and protection of nonpublic personal financial information of our clients or prospective clients. Therefore, notwithstanding anything to the contrary contained in this Agreement, you agree that: (1) you shall not disclose or use any Client Data except to the extent necessary to carry out your obligations under this Agreement and for no other purpose; (2) you shall not disclose Client Data to any third party, including, without limitation, your third party service providers without our prior consent and an agreement in writing from the third party to use or disclose such Client Data only to the extent necessary to carry out your obligations under this Agreement and for no other purposes; (3) you shall maintain, and shall require all third parties approved under subsection (2) to maintain, effective information security measures to protect Client Data from unauthorized disclosure or use; and (4) you shall provide us with information regarding such security measures upon our reasonable request and promptly provide us with information regarding any failure of such security measures or any security breach related to Client Data. The obligations set forth in this Section shall survive termination of the Agreement. For the purposes of this Agreement, Client Data means the nonpublic personal information (as defined in 15 U.S.C. ss. 6809(4)) of our clients or prospective clients (and/or our parent, affiliated or subsidiary companies) received by you in connection with the performance of its obligations under the Agreement, including, but not limited to: (i) an individual's name, address, e-mail address, IP address, telephone number and/or social security number; (ii) the fact that an individual has a relationship with us and/or our parent, affiliated or subsidiary companies; or (iii) an individual's account information.

             (k) You shall not pay any commission, fee or other remuneration to any person or entity (other than an employee) for soliciting any potential investor in the Fund except pursuant to an arrangement which is approved by the Fund in advance of such solicitation.

             (l) We agree, represent and warrant that, as of the date hereof and for so long as this Agreement is in effect: (1) we are duly authorized to enter into this Agreement, and otherwise to act on behalf of the Fund pursuant to the applicable distribution agreement of the Fund, or by some other proper authority; (2) we are a broker-dealer registered under the 1934 Act and a member of the NASD, that such membership has not been suspended, and that we agree to maintain membership in the NASD; (3) in respect of the distribution of Interests, we agree to abide by the provisions of the Investment Company Act of 1940, as amended, the 1933 Act, and the 1934 Act, and all applicable rules and regulations of the Securities and Exchange Commission and the NASD, including without limitation, the NASD Rules of Conduct; (4) this Agreement has been duly authorized, executed and delivered by us and constitutes our legal, valid and binding agreement enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally, and by general principles of equity; (5) neither the execution and delivery by us, nor the performance by us of our obligations under this Agreement will contravene any provision of applicable law or our certificate of formation or operating agreement or any agreement or other instrument binding upon us that is material to us or any judgment, order or decree of any governmental body, agency or court having jurisdiction over us, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by us of our obligations under this Agreement, except such as may be required by the securities or "blue sky" laws of the various States in connection with the offer and sale of the Interests; and (6) we have been duly formed and are validly existing as a business trust in good standing under the laws of the State of Pennsylvania with power and authority to own our properties and conduct our business and to enter into and perform our obligations under this Agreement.

     5. You shall indemnify and hold harmless the Distributor, the Fund and each person affiliated with the Distributor or the Fund, and their respective officers, directors, employees, partners and shareholders from and against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith), as incurred, arising in connection with your violation of any of the provisions of this Agreement.

     6. As a Selling Dealer, you are hereby authorized: (1) to place orders directly with the Fund for Interests to be sold to your customers subject to the applicable terms and conditions governing the placement of orders and subject to the compensation provisions set forth in this Agreement and the Prospectus, and
(2) to arrange for the redemption or tender of Interests by your customers directly to the Fund or its tender agent subject to the applicable terms and conditions set forth in this Agreement, the Prospectus and the applicable tender offer.

     7. Payment for Interests purchased by your customers shall be made no later than the settlement date specified in the confirmation by Federal Funds wire. Payment may be made prior to the settlement date by Federal Funds wire to the escrow agent as specified in the Prospectus. If such payment is not received by us, we reserve the right, without notice, to cancel the purchase, and we may hold you responsible for any direct loss suffered by us or by the Fund resulting from your failure to make payment as aforesaid.

     8. If any Interests sold to your customers under the terms of this Agreement are repurchased by the Fund or by us for the account of the Fund or are tendered for redemption within seven days after the date of the confirmation of the original purchase, it is agreed that you shall forfeit your right to, and refund to us, any compensation received by you in respect of such Interests. In addition, if any Interests sold to your customers under the terms of this Agreement are repurchased by the Fund or by us for the account of the Fund or are tendered for redemption within twelve months after the effective date of the original purchase, it is agreed that you shall refund to us a pro-rata portion of the compensation received by you (from us) in respect of such Interests. The "pro-rata" refunded portion shall be calculated based upon the number of months that the Interests were NOT held by your customer(s) during the first twelve month period following the original purchase. (Thus, for example, if the Interests were held only for three months, then you will be obligated to refund 9/12ths or 3/4ths of the compensation you received from us.)

     9. No person is authorized to make any representations concerning Interests except those contained in the Offering Documents. In making Interests available to your customers you shall rely solely on the representations contained in the Offering Documents and supplemental information above mentioned. Any information that we furnish to you other than the Offering Documents, periodic reports and proxy solicitation and tender offer material is our sole responsibility and not the responsibility of the Fund, and you agree that the Fund shall not have any liability or responsibility to you in these respects unless expressly assumed in connection therewith. You shall not use through the internet or otherwise any sales literature or advertisement regarding the Fund without our prior written consent, which consent shall not be unreasonably withheld, unless it is solely a listing of product offerings or has been provided by us for such purpose.

     10. We reserve the right in our discretion, without notice, to suspend sales or withdraw the offering of Interests entirely or to certain persons or entities in a class or classes specified by us, provided that upon any such suspension or withdrawal we shall immediately advise you of such suspension or withdrawal. Each party hereto has the right to cancel this agreement upon written notice to the other party. Cancellation will not affect any outstanding order or transaction, or any legal right or obligations which may have arisen prior to cancellation. Upon cancellation of this Agreement, we will continue to pay you the compensation set forth in Section 3 for the duration of each of your clients' investment in the Fund (subject to NASD Conduct Rules) and, for purposes hereof, you will be entitled to the compensation set forth in Section 3 with respect to any person introduced by you to us prior to cancellation who invests in the Fund within the 60 days following cancellation. The provisions of Sections 3, 5 and 12 will survive cancellation of this Agreement. This Agreement may be amended with the prior written mutual agreement of each party hereto.

     11. We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the offering of the Interests. Nothing contained in this paragraph is intended to operate as, and the provisions of this paragraph shall not in any way whatsoever constitute, a waiver by either party of compliance with any provision of the 1933 Act, the Advisers Act, or of the rules and regulations of the Securities and Exchange Commission issued thereunder.

     12. The parties agree to keep the terms of this Agreement confidential and not to disclose such terms unless they are made public other than due to a breach of this Section 12 by the affected party or as required by law in which case the affected party shall give the other parties as is reasonably practicable the right to contest such law and/or limit the scope of the required disclosure.

     13. We will be responsible for the filing with the States of notifications of the intention to sell Interests and will use our reasonable efforts to file such notifications of the intention to sell Interests in each jurisdiction in which the Interests are to be offered by you. We will inform you as to the States in which such notifications of the intention to sell Interests have been duly made or where no such notification is required, but we otherwise assume no responsibility or obligation as to your right to sell Interests in any jurisdiction. Interests may only be offered or sold to U.S. persons in States where notifications regarding the Interests have been duly filed or where no such notifications are required.

     14. All representations, warranties and agreements contained in this Agreement or contained in certificates of any party hereto submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by, or on behalf of, either party or any person who controls any of the foregoing and shall survive delivery and be restated and reaffirmed as of the placement of each order under this Agreement.

     15. All communications to us shall be sent to the address below. Any notice to you shall be duly given if mailed or faxed to you at the address specified by you below.

     16. Nothing in this Agreement shall limit our right to make other arrangements with respect to the Interests with any person, including the appointment of other selling dealers.

     17. No provision of this Agreement shall be construed in favor of or against any party by reason of the extent to which any such party, its affiliates or their respective employees or counsel participated in the drafting thereof.

     18. This Agreement represents the entire agreement between the parties and supersedes any prior agreement entered into by the parties hereto (or their respective predecessors) with respect to the Interests. In the event that any provision hereof is held to be invalid or unenforceable by any court of competent jurisdiction, such invalidity shall be limited to the jurisdiction in question, and such invalidity to the extent so held by such court.

     19. This Agreement shall be governed by the laws of the State of Pennsylvania without reference to conflicts of law principles.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date written below.

                                      OLD MUTUAL INVESTMENT PARTNERS


                                      By:
                                          --------------------------------------

                                      Name:  Michael W. Rose
                                             -----------------------------------
                                      Title: President
                                             -----------------------------------



                                      Accepted:


                                      --------------------------------
                                      (authorized signature)

                                      Firm Name:
                                                --------------------------------
                                      Print Name:
                                                 -------------------------------
                                      Title:
                                            ------------------------------------
                                      Address:
                                              ----------------------------------
                                      Telephone:
                                                --------------------------------
                                      Email Address:
                                                    ----------------------------

                                      Date:
                                           -------------------------------------


Please sign both copies and return one copy via
US Mail to:

Old Mutual Investment Partners
4643 South Ulster Street, 6th Floor
Denver, CO 80237
Attn:  Karin Walkovitz

                                     ANNEX A

     The following services constitute the member services referenced in Section 3(a) of this Agreement:

1. handling inquiries from your customers who own Interests ("Members") regarding the Fund, including but not limited to questions concerning their investments in the Fund, and reports and tax information provided by the Fund;

2. assisting in the enhancement of relations and communication between Members and the Fund;

3. assisting in the establishment and maintenance of Members' accounts with the Fund;

4. assisting in processing repurchase requests from Members;

5. assisting in the maintenance of Fund records containing Member information, such as changes of address; and

6. providing such other similar services as we may reasonably request to the extent you are permitted to do so under applicable statutes, rules and regulations.

                                     ANNEX B

             1. You shall be entitled to charge an upfront sales load of up to 2% of an investor's investment amount.

             2. In addition, you shall be entitled to an upfront fee, to be paid by the Distributor, equal to 1.00% of the amount of Interests purchased by investors you introduce to the Fund. This one-time payment shall be payable within 15 days of the effective date of the investor's investment in the Fund (i.e., within 15 days of the date as of which the investor is a Member of the Fund).

             3. Thereafter, beginning on the 13th month following the effective date of initial purchase of Interests by investors you introduced to the Fund, you shall also be entitled to receive a monthly marketing and member servicing fee at an annual rate of 0.90% of the aggregate value of such Interests. The fee shall be calculated based on the net asset value of the Interests as of the end of the applicable month and shall be payable in arrears within 30 days after the end of such month.

             In accordance with applicable NASD Conduct Rules, the parties understand and agree that, pursuant to limitations imposed by the NASD, no payments will be made to you under this Agreement to the extent payments made to us and any other NASD member (in connection with the sale of Interests) exceed, in the aggregate, 8% of the total proceeds proposed to be received by the Fund in respect of sales of Interests registered under the Fund's current registration statement on Form N-2.

                                   SCHEDULE B



                                    [TO COME]